SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

A. H. BELO CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	38-3765318
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

P.O. Box 655237 Dallas, Texas	75265-5237
(Address of Principal Executive Offices)	(Zip Code)

(214) 977-6606

(Registrant’s Telephone Number, Including Area Code)

Russell F. Coleman

A. H. Belo Corporation

P.O. Box 655237, Dallas, Texas 75265-5237

(214) 977-6606

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Securities to be registered pursuant to section 12(b) of the Act:

TITLE OF EACH CLASS TO BE SO REGISTERED	NAME OF EACH EXCHANGE ON WHICH EACH CLASS IS TO BE REGISTERED
Series A Common Stock, par value $.01 per share	New York Stock Exchange
Preferred Stock Purchase Rights	New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act:

TITLE OF EACH CLASS TO BE SO REGISTERED
Series B Common Stock, par value $.01 per share

EXPLANATORY NOTE

THIS REGISTRATION STATEMENT HAS BEEN PREPARED ON A PROSPECTIVE BASIS ON THE ASSUMPTION THAT, AMONG OTHER THINGS, THE DISTRIBUTION (AS DEFINED IN THE INFORMATION STATEMENT WHICH IS A PART OF THIS REGISTRATION STATEMENT) AND THE RELATED TRANSACTIONS CONTEMPLATED TO OCCUR PRIOR TO OR CONTEMPORANEOUSLY WITH THE DISTRIBUTION WILL BE CONSUMMATED AS CONTEMPLATED BY THE INFORMATION STATEMENT. THERE CAN BE NO ASSURANCE, HOWEVER, THAT ANY OR ALL OF SUCH TRANSACTIONS WILL OCCUR OR WILL OCCUR AS SO CONTEMPLATED. ANY SIGNIFICANT MODIFICATIONS TO OR VARIATIONS IN THE TRANSACTIONS CONTEMPLATED WILL BE REFLECTED IN AN AMENDMENT OR SUPPLEMENT TO THIS REGISTRATION STATEMENT.

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

This registration statement on Form 10 incorporates by reference information contained in the information statement filed as exhibit 99.1 hereto. The cross-reference table below identifies where the items required by Form 10 can be found in the information statement.

ITEM NO.	ITEM CAPTION	LOCATION IN INFORMATION STATEMENT
1	Business	“SUMMARY;” “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS;” and “BUSINESS.”

1A	Risk Factors	“RISK FACTORS.”

2	Financial Information	“SUMMARY;” “FINANCING ARRANGEMENTS;” “UNAUDITED PRO FORMA FINANCIAL STATEMENTS;” “SELECTED FINANCIAL DATA;” and “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.”

3	Properties	“BUSINESS—PROPERTIES.”

4	Security Ownership of Certain Beneficial Owners and Management	“PRINCIPAL SHAREHOLDERS.”

5	Directors and Executive Officers	“MANAGEMENT.”

6	Executive Compensation	“MANAGEMENT;” “EXECUTIVE COMPENSATION;” and “DIRECTOR COMPENSATION.”

7	Certain Relationships and Related Transactions, and Director Independence	“SUMMARY;” “RELATIONSHIPS BETWEEN BELO AND A. H. BELO FOLLOWING THE DISTRIBUTION;” “MANAGEMENT;” and “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.”

8	Legal Proceedings	“BUSINESS—LEGAL PROCEEDINGS.”

9	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	“SUMMARY;” “THE DISTRIBUTION—LISTING AND TRADING OF SHARES OF A. H. BELO COMMON STOCK;” and “DIVIDEND POLICY.”

10	Recent Sales of Unregistered Securities	“DESCRIPTION OF CAPITAL STOCK—SALES OF UNREGISTERED SECURITIES.”

11	Description of Registrant’s Securities to be Registered	“DESCRIPTION OF CAPITAL STOCK;” and “CERTAIN ANTI-TAKEOVER PROVISIONS.”

12	Indemnification of Directors and Officers	“CERTAIN ANTI-TAKEOVER PROVISIONS—LIMITATION OF LIABILITY OF DIRECTORS;” and “—INDEMNIFICATION OF OFFICERS, DIRECTORS, AND EMPLOYEES.”

ITEM NO.	ITEM CAPTION	LOCATION IN INFORMATION STATEMENT

13	Financial Statements and Supplementary Data	“SUMMARY;” “FINANCING ARRANGEMENTS;” “UNAUDITED PRO FORMA FINANCIAL STATEMENTS;” and “SELECTED FINANCIAL DATA.”

14	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	NOT APPLICABLE.

ITEM 15.	Financial Statements and Exhibits

(a)	Financial Statements.

The information required by this item is contained under the section “Index to Financial Statements” beginning on page F-1 of the information statement. That section is incorporated herein by reference.

(b)	Exhibits. The following documents are filed as exhibits hereto:

EXHIBIT NUMBER

2.1*	–	Form of Separation and Distribution Agreement.

3.1*	–	Form of Certificate of Incorporation of A. H. Belo Corporation.

3.2*	–	Bylaws of A. H. Belo Corporation.

4.1*	–	Form of certificate representing Series A common stock of A. H. Belo Corporation.

4.2*	–	Form of certificate representing Series B common stock of A. H. Belo Corporation.

4.3*	–	Form of Shareholder Rights Agreement.

10.1*	–	Form of Tax Matters Agreement.

10.2*	–	Form of Transition Services Agreement.

10.3*	–	Form of Separation and Distribution Agreement (see Exhibit 2.1).

10.4*	–	Form of Employee Matters Agreement.

10.5*	–	Form of A. H. Belo Corporation 2008 Executive Compensation Plan.

10.6*	–	Form of A. H. Belo Corporation Supplemental Executive Retirement Plan.

10.7*	–	Form of A. H. Belo Corporation Savings Plan.

10.8*	–	Form of A. H. Belo Corporation Change in Control Severance Plan.

21.1*	–	List of Subsidiaries.

99.1	–	Information Statement.

*	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

A. H. BELO CORPORATION

Date: October 12, 2007	By:	/S/ ROBERT W. DECHERD
	Name:	Robert W. Decherd
	Title:	Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER

2.1*	–	Form of Separation and Distribution Agreement.

3.1*	–	Form of Certificate of Incorporation of A. H. Belo Corporation.

3.2*	–	Bylaws of A. H. Belo Corporation.

4.1*	–	Form of certificate representing Series A common stock of A. H. Belo Corporation.

4.2*	–	Form of certificate representing Series B common stock of A. H. Belo Corporation.

4.3*	–	Form of Shareholder Rights Agreement.

10.1*	–	Form of Tax Matters Agreement.

10.2*	–	Form of Transition Services Agreement.

10.3*	–	Form of Separation and Distribution Agreement (see Exhibit 2.1).

10.4*	–	Form of Employee Matters Agreement.

10.5*	–	Form of A. H. Belo Corporation 2008 Executive Compensation Plan.

10.6*	–	Form of A. H. Belo Corporation Supplemental Executive Retirement Plan.

10.7*	–	Form of A. H. Belo Corporation Savings Plan.

10.8*	–	Form of A. H. Belo Corporation Change in Control Severance Plan.

21.1*	–	List of Subsidiaries.

99.1	–	Information Statement.

*	To be filed by amendment.